UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 16, 2012 (October 11, 2012)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Partnership is providing the following updated disclosure with respect to the Partnership’s bank credit facility.

Sixth Amendment to Bank Credit Facility

On October 11, 2012, the Partnership entered into the Sixth Amendment (the “Sixth Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated May 7, 2010, with BreitBurn Operating as borrower, and the Partnership and its wholly-owned subsidiaries, as guarantors, for a revolving credit facility with Wells Fargo Bank, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and a syndicate of banks. The Credit Agreement maturity date is May 2016. The Sixth Amendment increased our borrowing base to $1 billion under the Credit Agreement and increased our total commitments from existing lenders to $900 million, which we expect to be sufficient for our liquidity needs. The Sixth Amendment also provides us with the ability to increase our total commitments up to the borrowing base of $1 billion, upon lender approval.

The description of the Sixth Amendment set forth above in this Current Report is qualified in its entirety by reference to the Sixth Amendment, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1  Sixth Amendment to the Credit Agreement dated as of October 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

Dated: October 16, 2012	By:	/s/James G. Jackson
James G. Jackson
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document

10.1	Sixth Amendment to the Credit Agreement dated as of October 11, 2012.